Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-54047 on Form N-1A of our report dated February 27, 2008, relating to the financial statements and financial highlights of Morgan Stanley Select Dimensions Investment Series (the “Fund”), including the Money Market Portfolio, Flexible Income Portfolio, Balanced Portfolio, Utilities Portfolio (to be renamed Global Infrastructure Portfolio), Dividend Growth Portfolio, Equally-Weighted S&P 500 Portfolio, Capital Growth Portfolio (formerly Growth Portfolio), Focus Growth Portfolio, Capital Opportunities Portfolio, Global Equity Portfolio and Mid Cap Growth Portfolio (formerly Developing Growth Portfolio), appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2007, and to the references to us on the cover page of the Statement of Additional Information and under the captions “Financial Highlights” in the Prospectuses and “Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP

New York, New York

October 27, 2008